UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2020 (July 21, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

(in process of name change to CITRINE GLOBAL, CORP.)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamelacha St., Tel Aviv, Israel	6721503
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 21, 2020, the board of directors of the Registrant gave approval in principle for its wholly owned Israeli subsidiary CTGL – Citrine Global Israel Ltd to join with certain shareholders of the Registrant who have been investigating for a long time establishment of a Cannovation Center (cannabis innovation center) in Israel to address the needs of the emerging cannabis, CBD and hemp industry.

CGTL – Citrine Global Israel Ltd will enter into an agreement with certain shareholders of the Registrant, subject to finalization of definitive documents, as follows:

1.	CGTL – Citrine Global Israel Ltd will hold around 60% of the shares in the Cannovation Center, and certain shareholders of the Registrant will hold around 40% of the shares.
2.	CTGL – Citrine Global Israel Ltd will accept limitations on its rights in the Cannovation Center if and as mandated under Israeli regulations on involvement of foreign entities.

The Cannovation Center is in the process of submitting an application to the Israeli Ministry of the Economy for a grant, and is also preparing to apply for licenses from the Medical Cannabis Unit in the Israeli Ministry of Health.

The Registrant is issuing a press release concurrently herewith, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20: Press release: “Citrine Global Corp. (OTCQB: TECR) Joins a Venture to Establish a “Cannovation Center” - Cannabis Innovation Center - in Israel to Address the Needs of the Emerging Cannabis, CBD and Hemp Industry”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board and CEO

Date: July 22, 2020